As filed with the Securities and Exchange Commission on March 17, 2017

Registration No. 333-213801

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ViewRay, Inc.

(Exact name of registrant as specified in its charter)

Delaware	42-1777485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris A. Raanes

President & Chief Executive Officer

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq.

Brian D. Paulson, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Ajay Bansal

Chief Financial Officer

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, OH 44146

Telephone: (440) 703-3210

Facsimile: (800) 417-3459

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On September 26, 2016, ViewRay, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-213801) (the “Registration Statement”). The Registration Statement, as amended, was declared effective by the SEC on October 6, 2016 and initially registered for resale by the selling stockholders identified in the prospectus of an aggregate of 5,983,251 shares of the Company’s common stock, par value $0.01 per share.

This Post-Effective Amendment No. 1 to Form S-1 on S-3 (“Post-Effective No. 1”) is being filed by the Company (i) to convert the Form S-1 into a registration statement on Form S-3, (ii) to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that was filed with the SEC on March 17, 2017 and (iii) to include an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form S-1.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 17, 2017.

PROSPECTUS

ViewRay, Inc.

5,983,251 Shares

Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein of an aggregate of 5,983,251 shares of common stock, par value $0.01 per share, of ViewRay, Inc. of which 4,602,506 shares are presently issued and outstanding and 1,380,745 shares are issuable upon exercise of common stock purchase warrants. The shares being offered were issued and sold to accredited investors in a private placement offering, or the 2016 Private Placement, with the initial closing on August 22, 2016 and the final closing on September 9, 2016. All shares of common stock issued in the 2016 Private Placement were sold at a purchase price of $2.95 per share.

The selling stockholders may sell the shares of common stock on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock hereunder.

The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement.

We will not receive any proceeds from the sale of our common stock by the selling stockholders in the offering described in this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Market under the symbol “VRAY.” On March 16, 2017, the last reported sale price of our common stock on the Nasdaq Global Market was $6.24 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on our website is not part of this prospectus.

ViewRay®, MRIdian® and our logo are some of our trademarks used in this prospectus. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.viewray.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 17, 2017.

•	Our Definitive Proxy Statement on Schedule 14A, which is expected to be filed with the SEC on or before April 30, 2017 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016).

•	Our Current Reports on Form 8-K filed with the SEC on January 18, 2017 (Items 1.01 and 3.02 only), January 27, 2017 and February 27, 2017 (Item 8.01 only).

•	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 30, 2016 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read the entire prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page 9 of this prospectus and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q.

Overview

We design, manufacture and market MRIdian, the first and only MRI-guided radiation therapy system that simultaneously images and treats cancer patients. There are currently seven installed MRIdian with cobalt systems worldwide, with two other MRIdian with cobalt systems have been delivered and are expected to be installed in early 2017. In March 2016, we announced the development of a linear accelerator version of MRIdian technology, or MRIdian Linac. In September 2016, we received CE mark approval in the European Union, or EU, and in February 2017, we received 510(k) clearance from the FDA to market the MRIdian Linac system in the United States.

We believe MRIdian Linac, when commercially available, will:

•	broaden our addressable market;

•	accelerate our sales cycle;

•	reduce our backlog conversion time; and

•	improve our gross margins.

MRI is a broadly used imaging tool which has the ability to differentiate clearly between types of soft tissue, unlike X-ray or computed tomography, or CT, the most commonly used imaging technologies in radiation therapy today. The value of combining MRI with radiation therapy has been recognized for approximately 20 years, with many academic and commercial research efforts attempting to integrate the two technologies. MRIdian is the first system that has successfully integrated MRI technology and radiation delivery to locate, target and track the position and shape of soft-tissue tumors while radiation is delivered. These capabilities allow MRIdian to deliver radiation to the tumor accurately while delivering less radiation to healthy tissue than existing radiation therapy treatments. We believe this leads to improved patient outcomes and reduced side effects from off-target radiation delivery. In August 2016, we received Shonin approval from the Japanese Ministry of Health, Labor and Welfare to market MRIdian in Japan. In August 2016, we also received approval from the China Food and Drug Administration, or CFDA, to market MRIdian in China.

We received 510(k) marketing clearance from the FDA for MRIdian with cobalt in May 2012 and for MRIdian Linac in February 2017 and have the right to affix the CE mark to MRIdian since November 2014 and MRIdian Linac since September 2016.

Cancer is a leading cause of death globally and the second leading cause of death in the United States. Radiation therapy is a common method used to treat cancer that uses lethal doses of ionizing energy to damage genetic material in cells. Nearly two-thirds of all treated cancer patients in the United States will receive some form of radiation therapy during the course of their illness, according to estimates by the American Society for Radiation Oncology, or ASTRO. In 2016, IMV Medical Information Division, Inc., or IMV, reported that 97% of patients receiving radiation therapy in the United States were treated by a linear accelerator, or linac. The global linac market was estimated at approximately $4.6 billion in 2015 and was expected to grow to approximately $6.3 billion by 2020 according to a 2015 Markets and Markets report. IAEA Human Health Campus reported that there are over 11,000 linacs installed at over 7,500 centers worldwide. We believe the addressable market for MRIdian is the annual market for linacs due to MRIdian’s ability to treat a broad spectrum of disease sites. However, we believe that MRIdian may be used more frequently for complex cancer cases that may be difficult to treat on a standard linac due to the location of the tumor in relation to the surrounding soft tissues. We currently estimate the annual market for linacs to be 1,100 units per year globally, the majority of which are replacement units.

Despite the prevalence of MRI for diagnostic purposes and its ability to image soft tissue clearly, the radiation therapy industry has been unable to integrate MRI into external-beam radiation therapy systems. Existing radiation therapy systems use X-ray-based imaging technologies, such as CT, which cannot differentiate between types of soft tissue or provide an accurate visualization of a tumor and its position in relation to critical organs. In addition, existing systems that offer imaging during the course of a treatment are limited by the rate at which they can image due to the level of radiation to which they expose the patient. These constraints make it difficult for a clinician to locate a tumor accurately, track its motion in real-time or adapt treatment as anatomy changes. It is very difficult to irradiate a tumor while minimizing the amount of radiation hitting critical organs without the ability to see the tumor’s exact location and shape. If a tumor is insufficiently irradiated, it may not respond to treatment, resulting in a lower probability of survival for the patient. If organs and other healthy soft tissues are irradiated, side effects can be severe, including organ failure and secondary cancers.

MRIdian is a next-generation, radiation therapy solution that enables treatment and real-time imaging of a patient’s anatomy simultaneously. The high-quality images that it generates clearly differentiate the targeted tumor, surrounding soft tissue and nearby critical organs. MRIdian also records the level of radiation dose that the treatment area has received, enabling physicians to adapt the prescription between treatments as needed. We believe this improved visualization and accurate dose recording will enable better treatment, improve patient outcomes and reduce side effects. Key benefits to users and patients include improved imaging and patient alignment, on-table adaptive treatment planning, motion management and an accurate recording of the delivered radiation dose. Physicians have already used MRIdian to treat a broad spectrum of radiation therapy patients with more than 45 different types of cancer, as well as patients for whom radiation therapy was previously not an option.

In March 2016, we announced the development of a linear accelerator version of our MRIdian technology. In September 2016, we received CE mark approval in the EU. In February 2017, we received 510(k) clearance from the FDA to market the MRIdian Linac system. We believe the MRIdian Linac will broaden our addressable market, accelerate our sales cycle, reduce our backlog conversion time and improve our gross margins.

We currently market MRIdian through a direct sales force in the United States and distributors in the rest of the world. At December 31, 2016, we had installed or delivered nine MRIdian systems worldwide and had 23 signed orders for new systems for a backlog value of $133.2 million. We generated revenue of $22.2 million, $10.4 million and $6.4 million for the years ended December 31, 2016, 2015 and 2014, respectively. We had net losses of $50.6 million, $45.0 million and $33.8 million for the years ended December 31, 2016, 2015 and 2014, respectively.

Risks Associated with Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, but are not limited to, the following:

•	We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

•	If clinicians do not widely adopt MRI-guided radiation therapy or MRIdian fails to achieve and sustain sufficient market acceptance, we will not generate sufficient revenue and our growth prospects, financial condition and results of operations could be harmed.

•	We may not be able to generate sufficient revenue from the commercialization of MRIdian to achieve and maintain profitability.

•	We are an early, commercial-stage company and have a limited history commercializing MRIdian, which may make it difficult to evaluate our current business and predict our future performance.

•	If third-party payors do not provide coverage and adequate reimbursement to our customers, it could negatively impact sales of MRIdian.

•	The long sales cycle and low unit volume sales of MRIdian, as well as other factors, may contribute to substantial fluctuations in our operating results and stock price and make it difficult to compare our results of operations across periods.

•	Our ability to achieve and maintain profitability depends substantially on increasing our gross margins by reducing product costs and improving our economies of scale, which we may not be able to achieve or sustain.

•	We face competition from numerous companies, many of whom have greater resources than we do or offer alternative technologies at lower prices than our MRIdian systems, which may make it more difficult for us to achieve significant market penetration and profitability.

•	We rely on a limited number of third-party suppliers or, in some cases, sole suppliers, for the majority of our components, subassemblies and materials and may not be able to find replacements or immediately transition to alternative suppliers.

•	We depend on third-party distributors to market and distribute MRIdian in international markets. If our distributors fail to successfully market and distribute MRIdian, our business will be harmed.

•	We may need to raise additional capital to fund our existing commercial operations, develop and commercialize new features for MRIdian and new products and expand our operations.

•	If we are unable to adequately protect our proprietary technology or maintain issued patents that are sufficient to protect MRIdian, others could compete against us more directly, which could harm our business, financial condition and results of operations.

•	Our share price may be volatile and may be influenced by numerous factors, some of which are beyond our control.

•	We have incurred, and will continue to incur significant costs as a result of operating as a public company and our management expects to continue to devote substantial time to public company compliance programs.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of December 31, 2019, the end of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement filed under the Securities Act, the last day of the year in which we have total annual gross revenue of at least $1.0 billion, the date on which we are deemed to be a large accelerated filer (this means the market value of our common stock that is held by non-affiliates exceeds $700.0 million at the end of the second quarter of that year), or the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we will:

•	avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	provide less extensive disclosure about our executive compensation arrangements; and

•	not be required to hold stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

However, we are choosing to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards.

Corporate History and Information

We were incorporated in Nevada as Mirax Corp. on September 6, 2013, and reincorporated in Delaware as ViewRay, Inc. in July 2015. We acquired the business of ViewRay Technologies, Inc. in July 2015 and continue the existing business operations of ViewRay Technologies, Inc. ViewRay Technologies, Inc. commenced operations as ViewRay Incorporated and as a Florida corporation in 2004, subsequently reincorporated in Delaware in 2007, and changed its name to ViewRay Technologies, Inc. in July 2015.

Our principal corporate headquarters are located at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146. Our telephone number is (440) 703-3210. Our website address is www.viewray.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

THE OFFERING

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to 5,983,251 shares of our common stock. We are not offering any shares for sale under the registration statement of which this prospectus is a part.

Common stock outstanding prior to this offering	53,917,362 shares(1)

Common stock offered by the selling stockholders hereunder	5,983,251 shares(2)

Common stock outstanding after this offering	53,917,362 shares(3)(4)

Use of proceeds	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus. We may, however, receive proceeds from warrants exercised by selling stockholders in the event that such warrants are exercised for cash. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.

NASDAQ symbol	VRAY

(1)	As of March 8, 2017.
(2)	Includes (i) 4,602,506 shares of common stock outstanding and (ii) 1,380,745 shares of common stock issuable upon exercise of the 2016 Placement Warrants.
(3)	The number of shares of common stock outstanding after this offering excludes 3,428,248 shares of common stock issuable upon exercise of common stock warrants.
(4)	Excludes 11,275,317 shares of our common stock reserved for issuance under our 2008 Stock Option and Incentive Plan, or 2008 Plan, our 2015 Equity Incentive Award Plan, or 2015 Plan, and our Employee Stock Purchase Plan, or ESPP. As of March 8, 2017, there were 8,191,404 unissued shares of common stock subject to outstanding options and restricted stock units pursuant to the 2008 Plan, the 2015 Plan and the ESPP.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	market acceptance of MRI-guided radiation therapy;

•	the benefits of MRI-guided radiation therapy;

•	our ability to successfully sell and market MRIdian in our existing and expanded geographies;

•	the performance of MRIdian in clinical settings;

•	competition from existing technologies or products or new technologies and products that may emerge;

•	the pricing and reimbursement of MRI-guided radiation therapy;

•	the implementation of our business model and strategic plans for our business and MRIdian;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering MRIdian;

•	our ability to obtain regulatory approval in targeted markets for MRIdian;

•	estimates of our future revenue, expenses, capital requirements and our need for additional financing;

•	our financial performance;

•	our expectations related to the MRIdian linear accelerator technology, or MRIdian Linac;

•	developments relating to our competitors and the healthcare industry; and

•	other risks and uncertainties, including those listed under the section titled “Risk Factors.”

You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” These forward-looking statements represent our estimates and assumptions only as of the dates of this prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus, as applicable, regardless of the time of delivery of this prospectus or any sale of our common stock and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We are registering the shares of common stock issued or issuable to the selling stockholders to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus. We may, however, receive proceeds from warrants exercised by selling stockholders in the event that such warrants are exercised for cash.

We will bear all fees and expenses incident to our obligation to register the shares of our common stock being offered for resale hereunder by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to an aggregate of 5,983,251 shares of our common stock, which includes (i) 4,602,506 shares of our common stock issued and sold to investors and (ii) warrants to purchase 1,380,745 shares of our common stock in connection with the 2016 Private Placement.

Pursuant to the Registration Rights Agreement entered into with each of the investors in the 2016 Private Placement, we are filing with the SEC the registration statement of which this prospectus forms a part to register such resales of our common stock under the Securities Act. We have also agreed to cause this registration statement to become effective and to keep such registration statement effective within and for the time periods set forth in the Registration Rights Agreement. Our failure to satisfy the filing or effectiveness deadlines set forth in the Registration Rights Agreement may subject us to payment of certain monetary penalties pursuant to the terms of the Registration Rights Agreement.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered in this Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholders as of the dates represented in the footnotes accompanying the table. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.

Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, that the selling stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after March 8, 2017 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us, that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all shares of common stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some, all or none of their shares of common stock being offered in the offering.

Selling Stockholder(1)	Footnote, if any	Shares of Common Stock Beneficially Owned Before this Offering	Percentage of Common Stock Beneficially Owned Before this Offering (2)	Shares of Common Stock Being Offered in this Offering	Shares of Common Stock Beneficially Owned Upon Completion of this Offering (3)	Percentage of Outstanding Common Stock Beneficially Owned Upon Completion of this Offering (2)(3)
Capital Royalty Partners II—Parallel Fund “A” L.P.	4	50,766	*	50,766	—	*
Capital Royalty Partners II—Parallel Fund “B” (Cayman) L.P.	5	848,534	1.57%	848,534	—	*
Capital Royalty Partners II (Cayman) L.P.	6	217,573	*	217,573	—	*
Capital Royalty Partners II L.P.	7	101,533	*	101,533	—	*
Harbour Tycoon Limited	8	5,318,585	9.78%	1,914,643	3,403,342	6.26%
Henry McKinnell, Jr., Ph.D.	9	835,856	1.54%	435,146	400,710	*
Kearny Venture Partners Entrepreneurs’ Fund, L.P.	10	73,278	*	14,786	58,492	*
Kearny Venture Partners, L.P.	11	3,593,084	6.64%	724,961	2,868,123	5.30%
Mark Gold, M.D.	12	200,810	*	108,786	92,024	*
OrbiMed Associates III, LP	13	93,068	*	13,956	79,112	*
OrbiMed Private Investments III LP	14	9,773,034	17.99%	1,465,539	8,307,495	15.29%
Parallel Investment Opportunities Partners II L.P.	15	87,028	*	87,028	—	*

*	Less than 1%.
1	Share information is provided as of March 8, 2017. Other information is based upon information supplied by the selling stockholders as of September 6, 2016 and which information may not be accurate as of the date hereof.
2	Percentage ownership is based on a denominator equal to the sum of (i) 53,917,362 shares of our common stock outstanding as of March 8, 2017, and (ii) the number of shares of common stock issuable upon exercise or conversion of convertible securities beneficially owned by the applicable selling stockholder.
3	Assumes that all shares of common stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.
4	Includes 11,715 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant.
5	Includes 195,815 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant.
6	Includes 50,209 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant.
7	Includes 23,430 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant.
8	Aditya Puri, a member of our board of directors, is an Investments Director at Xeraya Capital, an affiliate of Harbour Tycoon Limited. Includes 441,840 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant.
9	The selling stockholder is currently a member of our board of directors. Includes 100,418 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant and 647,717 shares held in the Henry A. McKinnell Master GRAT #35, for which the selling stockholder is the sole trustee. The selling stockholder has the right to acquire 25,142 shares through the exercise of stock options and settlement of restricted stock units within 60 days of March 8, 2017 that are not being offered in this offering.
10	Caley Castelein, M.D., a member of our board of directors, is a Managing Director of Kearny Venture Partners, L.P., or KVP, and Kearny Venture Associates, L.L.C., or KVA. KVA is the general partner of each of KVP and Kearny Venture Partners Entrepreneurs’ Fund, L.P., or KVPE. Voting and dispositive decisions with respect to shares held by KVP and KVPE are made by Dr. Castelein, Richard Spalding and James Shapiro. Includes 3,412 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant.

11	Caley Castelein, M.D., a member of our board of directors, is a Managing Director of Kearny Venture Partners, L.P., or KVP, and Kearny Venture Associates, L.L.C., or KVA. KVA is the general partner of each of KVP and Kearny Venture Partners Entrepreneurs’ Fund, L.P., or KVPE. Voting and dispositive decisions with respect to shares held by KVP and KVPE are made by Dr. Castelein, Richard Spalding and James Shapiro. Includes 167,298 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant.
12	The selling stockholder is currently a member of our board of directors. Includes 25,104 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant. The selling stockholder has the right to acquire 54,467 shares through the exercise of stock options and settlement of restricted stock units within 60 days of March 8, 2017 that are not being offered in this offering.
13	OrbiMed Capital GP III LLC, or GP III, is the general partner of OrbiMed Private Investments III, LP, or OPI III. OrbiMed Advisors LLC, or OrbiMed, is the managing member of GP III and the general partner of OrbiMed Associates III, LP, or OA III. Samuel D. Isaly is the managing member of and owner of a controlling interest in OrbiMed. By virtue of such relationships, GP III, OrbiMed and Mr. Isaly may be deemed to have voting and investment power over the shares held by OPI III and OA III. David Bonita, M.D., a member of our board of directors, is a Private Equity Partner of OrbiMed. Each of GP III, OrbiMed, Mr. Isaly and Dr. Bonita disclaims beneficial ownership of the shares held by OPI III and OA III, except to the extent of its or his pecuniary interest therein, if any. Includes 3,220 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant.
14	OrbiMed Capital GP III LLC, or GP III, is the general partner of OrbiMed Private Investments III, LP, or OPI III. OrbiMed Advisors LLC, or OrbiMed, is the managing member of GP III and the general partner of OrbiMed Associates III, LP, or OA III. Samuel D. Isaly is the managing member of and owner of a controlling interest in OrbiMed. By virtue of such relationships, GP III, OrbiMed and Mr. Isaly may be deemed to have voting and investment power over the shares held by OPI III and OA III. David Bonita, M.D., a member of our board of directors, is a Private Equity Partner of OrbiMed. Each of GP III, OrbiMed, Mr. Isaly and Dr. Bonita disclaims beneficial ownership of the shares held by OPI III and OA III, except to the extent of its or his pecuniary interest therein, if any. Includes 338,201 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant.
15	Includes 20,083 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities and Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (b) the date on which the shares of common stock covered by this prospectus may be sold by non-affiliates without any volume limitations or pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of ViewRay, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from ViewRay, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

5,983,251 Shares

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of common stock to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling stockholders named in the prospectus that forms a part of this registration statement.

SEC registration fee	$2,868	*
Printing and engraving expenses	$65,100
Legal fees and expenses	$120,000
Accounting fees and expenses	$19,500
Miscellaneous	$532

Total	$208,000

*	Previously paid.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 145 of the DGCL, our amended and restated bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakwood Village, Ohio, on the 17th day of March, 2017.

VIEWRAY, INC.

By:	/s/ Chris A. Raanes
Chris A. Raanes
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Chris A. Raanes Chris A. Raanes	Director, President and Chief Executive Officer (Principal Executive Officer)	March 17, 2017

/s/ Ajay Bansal Ajay Bansal	Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2017

* Joshua Bilenker, M.D.	Director	March 17, 2017

* David Bonita, M.D.	Director	March 17, 2017

* Caley Castelein, M.D.	Director	March 17, 2017

* James F. Dempsey, Ph.D.	Director and Chief Scientific Officer	March 17, 2017

* Mark S. Gold, M.D.	Director	March 17, 2017

* Henry A. McKinnell, Jr., Ph.D.	Director	March 17, 2017

* Aditya Puri	Director	March 17, 2017

* Brian K. Roberts	Director	March 17, 2017

* By:	/s/ Chris A. Raanes
Chris A. Raanes
Attorney-in-fact

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris A. Raanes and Ajay Bansal, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Theodore T. Wang, Ph.D. Theodore T. Wang, Ph.D.	Director	March 17, 2017

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of ViewRay, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on September 26, 2016).

3.2	Amended and Restated Bylaws of ViewRay, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on September 26, 2016).

4.1	Form of Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on September 26, 2016).

4.2	Registration Rights Agreement, dated as of August 22, 2016, by and among ViewRay, Inc. and the investors named therein (incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on September 26, 2016).

4.3	Form of Warrants issued pursuant to that certain Securities Purchase Agreement, dated as of August 19, 2016, by and among ViewRay, Inc. and the Purchasers named therein (incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on September 26, 2016).

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on September 26, 2016).

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).